EXHIBIT 10.39

[PACIFIC BUSINESS FUNDING LOGO]

June 28, 2002

Michael Perez

Chief Financial Officer

Lexar Media, Inc.

47421 Bayside Pkwy

Fremont, CA 94538

RE: Addendum to the Factoring Agreement (“Agreement”) dated September 12, 2001

Dear Michael:

As of June 28, 2002, Pacific Business Funding, a division of Cupertino National Bank (“PBF” or “Bank”) and a member of the Greater Bay Bancorp (NASDAQ: GBBK) has agreed to new following changes to the original Factoring Agreement (“Agreement”) dated and signed on September 12, 2001 between PBF and Lexar Media, Inc. (“Borrower”). Besides the new terms clearly stated below, all the rights granted to each party in the Factoring Agreement (“Agreement”) shall remain completely unchanged. The approved changes are as follows:

•	Increase the maximum loan amount from $10,000,000.00 to $15,000,000.00.

•	Decrease the interest rate to the Bank’s Prime Rate plus 4.5%.

•	Eliminate the administration fee.

•	The facility will mature on July 5, 2003.

Mike, the entire PBF and myself have truly enjoyed working with you and your team this past year. We are pleased to present the above terms to you. As always, should you need anything else of have any questions on the above, please do not hesitate to call.

Regards,

/s/    Mike Hansen

Mike Hansen

Vice President

Acknowledged:

BY:	/s/ Michael Perez

IT’S:	CFO, VP FINANCE

DATE:	7/1/02

A DIVISION OF CUPERTINO NATIONAL BANK

A MEMBER OF THE GREATER BAY BANCORP FAMILY

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